UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2012

Boston Financial Qualified Housing Tax Credits L.P. III

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18462 (Commission File Number)	04-3032106 (IRS Employer Identification No.)
101 Arch Street Boston, Massachusetts 02110-1106 (Address of principal executive offices)(Zip Code)
Registrant's telephone number, including area code: (617) 439-3911

N/A
(Former name or former address, if changed since last report)

______________________________________________

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

The registrant completed the disposition of its Local Limited Partnership Interest in its only remaining non-cash asset, Waterfront Limited Partnership, which owns a property in Buffalo, New York.  By written notice dated September 19, 2011, the registrant exercised its option to have Waterfront Limited Partnership redeem the registrant’s interest, effective September 30, 2011.  On December 30, 2011, the registrant notified Waterfront Limited Partnership that it waived its $100 redemption payment and its right to receive costs and expenses in connection with the redemption.  The registrant received no cash proceeds or other monetary compensation for the Local Limited Partnership Interest. There remains a possibility that the general partner of Waterfront Limited Partnership may dispute the validity of the redemption.  The registrant believes that any such contention by the general partner of Waterfront Limited Partnership would be without factual or legal foundation.

Pursuant to the terms of the Amended and Restated Agreement of Limited Partnership dated as of November 23, 1988, governing the registrant (the "Partnership Agreement"), this disposition of assets triggered a dissolution event under the Partnership Agreement.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON FINANCIAL QUALIFIED HOUSING TAX
 CREDITS L.P. III
 (Registrant)
By:           Arch Street III, Inc., its Managing General Partner:

By:_____/s/Kenneth J. Cutillo_____________
Name:  Kenneth J. Cutillo
Title:    President

Date: January 19, 2012